[LOGO OF MetLife]                      ADMINISTRATIVE OFFICE
METROPOLITAN LIFE INSURANCE COMPANY    RETURN TO:
200 Park Avenue                        METLIFE
New York, NY 10166-0188                4700 Westown Parkway, Suite 200
                                       West Des Moines, IA 50266
                                       CONTRACT NUMBER (IF ASSIGNED) ________

MASTER DATA SHEET
GOLD TRACK SELECT

SECTION I--CONTRACT OWNER INFORMATION

 The Contract Owner will be the "Trustees of"
 (RETIREMENT PLAN NAME)                                Plan Year End (REQUIRED)
 ---------------------------------------------------   ------------------------
 Employer/Sponsor Name
 -------------------------------------------------------------------------------
 Names of Trustees
 -------------------------------------------------------------------------------
 Employer's Address
 -------------------------------------------------------------------------------
 Employer's Tax ID Number   Employer's Phone Number    Employer's Fax Number
 -------------------------  -------------------------  ------------------------

SECTION II--PLAN & CONTRACT INFORMATION

PLAN TYPE (PLEASE CHECK APPROPRIATE BOXES)

401 PLANS:

[  ]401(k)
[  ]Profit Sharing
[  ]Money Purchase
[  ]Target Benefit
[  ]Defined Benefit

403(B) AND 457 PLANS:

[  ]Non-ERISA TSA 403(b)*
[  ]ERISA TSA 403(b)*
[  ]457 Deferred Compensation*

(*Allocated Contract applies under Contract Type)

[  ]Check here if rollover accounts should be set up for participants

CONTRACT TYPE (IF AN ALLOCATED CONTRACT IS SELECTED PLEASE CHECK THE APPROPRIATE PARTICIPANT ACCOUNTING AGREEMENT DESIRED.)

[  ] ALLOCATED CONTRACT (PLEASE CHECK A, B, C OR D BELOW)

    [  ] A.  Quarterly statements should be mailed to plan participants.
             Individual addresses are required. MetLife will prepare form 1099R* for tax reporting purposes.

    [  ] B.  Quarterly statements should be mailed to plan participants.
             Individual addresses are required. Tax reporting will be done by the employer.

    [  ] C.  Quarterly statements should be mailed to the employer.
             Tax reporting will be done by the employer.

    [ ] D. Quarterly statements and 1099R* forms will be prepared by MetLife and mailed to the employer.

[ ]UNALLOCATED CONTRACT (NOT APPLICABLE IF PLAN TYPE IS 403(B) OR 457) METLIFE DOES NOT PROVIDE TAX REPORTING OR PARTICIPANT ACCOUNTING. A QUARTERLY STATEMENT FOR THE UNALLOCATED ACCOUNT WILL BE MAILED TO THE EMPLOYER UNLESS OTHERWISE IDENTIFIED. QUARTERLY STATEMENTS FOR UNALLOCATED ACCOUNTS DO NOT PROVIDE DETAILS AT THE MONEY SOURCE LEVEL.

* 1099R TAX REPORTING APPLIES TO 401, 403, AND 457 PLANS.

If Participant Accounting is to be performed BY MetLife, a detailed listing of plan contributions by participant is required in a format approved by MetLife. Please check the format you will use.

MAIL:   [  ]   LIST BILL   [  ]   DISKETTE   [  ]   SPREADSHEET   [  ]
  INTERNET--E-REMIT

PAYROLL CONTACT NAME  Phone Number  Fax Number
--------------------- ------------- -----------

Payroll Frequency:

[  ]  Weekly     [  ] Bi-Weekly (26 per yr.)    [  ] Semi-Monthly (24 per yr.)  [  ] Monthly
[  ]  Quarterly  [  ] Other (please describe):  ---------------------------------------------

IF THIS IS AN UNALLOCATED ACCOUNT, FOR INVESTMENT PURPOSES ALL MONEY SOURCES WILL BE TREATED AS ONE SOURCE.

 M-21158 (11/13)                 Page 1 of 5                               Fs

PLEASE SELECT THE MONEY SOURCES APPLICABLE TO YOUR 401/403(B) PLAN:

[  ] Employee Deferral               [  ] Traditional Rollover      [  ] Employer Match            [  ] Employer Discretionary
[  ] Roth Employee Salary Reduction  [  ] Roth Direct Rollover      [  ] Safe Harbor--Match        [  ] Safe Harbor--Non-elective

PLEASE SELECT THE MONEY SOURCES APPLICABLE TO YOUR 457 PLAN:


[  ] Employee Deferral               [  ] Traditional Rollover      [  ] Employer Match            [  ] Employer Discretionary

ALL MONEY SOURCES WILL BE DIRECTED BY PARTICIPANTS UNLESS OTHERWISE NOTED BELOW. PLEASE INDICATE ANY EMPLOYER DIRECTION OF A MONEY SOURCE:

SECTION III-- FUNDING OPTION SELECTIONS

(PLEASE SELECT THE FUNDING OPTIONS DESIRED FOR YOUR PLAN. PLEASE NOTE: A FUNDING OPTION CANNOT BE OFFERED INITIALLY UNDER YOUR PLAN IF IT HAS NOT BEEN SELECTED ON THIS FORM.)

WE RESERVE THE RIGHT TO RESTRICT THE AVAILABILITY OF THE FIXED ACCOUNT AFTER ISSUE.

   [  ]American Funds(R) Balanced Allocation Portfolio                    I7
   [  ]American Funds Global Growth Fund                                  IL
   [  ]American Funds(R) Growth Allocation Portfolio                      I8
   [  ]American Funds Growth Fund                                         IG
   [  ]American Funds Growth-Income Fund                                  II
   [  ]American Funds(R) Moderate Allocation Portfolio                    I9
   [  ]Barclays Aggregate Bond Index Portfolio                            I6
   [  ]BlackRock Bond Income Portfolio                                    4W
   [  ]BlackRock Capital Appreciation Portfolio                           LG
   [  ]BlackRock Diversified Portfolio                                    FA
   [  ]BlackRock High Yield Portfolio                                     4E
   [  ]BlackRock Large Cap Core Portfolio                                 DR
   [  ]BlackRock Large Cap Value Portfolio                                JH
   [  ]BlackRock Money Market Portfolio                                   1K
   [  ]Clarion Global Real Estate Portfolio                               I3
   [  ]ClearBridge Aggressive Growth Portfolio                            JF
   [  ]ClearBridge Variable All Cap Value Portfolio                       KR
   [  ]ClearBridge Variable Appreciation Portfolio                        1N
   [  ]ClearBridge Variable Equity Income Portfolio                       AE
   [  ]ClearBridge Variable Large Cap Growth Portfolio                    AB
   [  ]ClearBridge Variable Small Cap Growth Portfolio                    SS
   [  ]Davis Venture Value Portfolio                                      KK
   [  ]Delaware VIP(R) Small Cap Value Series                             AP
   [  ]Fidelity VIP Contrafund(R) Portfolio                               FT
   [  ]Fidelity VIP Mid Cap Portfolio                                     D1
   [  ]Frontier Mid Cap Growth Portfolio                                  DQ
   [  ]Harris Oakmark International Portfolio                             4C
   [  ]Invesco Comstock Portfolio                                         HR
   [  ]Invesco Small Cap Growth Portfolio                                 FY
   [  ]Janus Aspen Enterprise Portfolio                                   JA
   [  ]Janus Forty Portfolio                                              US
   [  ]Jennison Growth Portfolio                                          K1
   [  ]JPMorgan Small Cap Value Portfolio                                 F0
   [  ]Legg Mason Investment Counsel Variable Social Awareness Portfolio  SA
   [  ]Lord Abbett Bond Debenture Portfolio                               AF
   [  ]Lord Abbett Mid Cap Value Portfolio                                HN
   [  ]MetLife Aggressive Strategy Portfolio                              MN
   [  ]MetLife Conservative Allocation Portfolio                          H5
   [  ]MetLife Conservative to Moderate Allocation Portfolio              H6
   [  ]MetLife Mid Cap Stock Index Portfolio                              NL
   [  ]MetLife Moderate Allocation Portfolio                              H7
   [  ]MetLife Moderate to Aggressive Allocation Portfolio                H8
   [  ]MetLife Multi-Index Targeted Risk Portfolio                        NF
   [  ]MetLife Stock Index Portfolio                                      I2
   [  ]MFS(R) Emerging Markets Equity Portfolio                           AU
   [  ]MFS(R) Research International Portfolio                            HU
   [  ]MFS(R) Total Return Portfolio                                      HT
   [  ]MFS(R) Value Portfolio                                             BD
   [  ]MSCI EAFE(R) Index Portfolio                                       IY
   [  ]Neuberger Berman Genesis Portfolio                                 MU
   [  ]Oppenheimer Global Equity Portfolio                                MO
   [  ]PIMCO Inflation Protected Bond Portfolio                           PR
   [  ]PIMCO Total Return Portfolio                                       HK
   [  ]Pioneer Fund Portfolio                                             UP
   [  ]Pioneer Strategic Income Portfolio                                 HP
   [  ]Pyramis(R) Managed Risk Portfolio                                  NN
   [  ]Russell 2000(R) Index Portfolio                                    TJ
   [  ]T. Rowe Price Large Cap Growth Portfolio                           IF
   [  ]T. Rowe Price Large Cap Value Portfolio                            HL
   [  ]T. Rowe Price Small Cap Growth Portfolio                           JS
   [  ]Templeton Developing Markets Securities Fund                       VQ
   [  ]Templeton Foreign Securities Fund                                  VG
   [  ]Third Avenue Small Cap Value Portfolio                             IT
   [  ]Western Asset Management U.S. Government Portfolio                 GV
   [  ]Western Asset Variable High Income Portfolio                       HH
   [  ]Registered Fixed Account

Will funding options selected be available on all money sources in the plan? If not, please specify restrictions in detail:

 M-21158 (11/13)                 Page 2 of 5                               Fs

SECTION IV--TRUSTEE ACCOUNT

PLEASE IDENTIFY HOW EMPLOYER-DIRECTED SOURCES ARE TO BE ALLOCATED. UNDER "FUNDING OPTION NAME/CODE," PLEASE PRINT THE FUNDING OPTIONS TO WHICH EMPLOYER SOURCES ARE TO BE DIRECTED. UNDER THE "TRUSTEE ACCOUNT ALLOCATION COLUMN," PLEASE LIST THE APPROPRIATE PERCENT(S).

TAKEOVER PLAN NOTICE: UNLESS SPECIFIC INSTRUCTIONS TO THE CONTRARY ARE SPECIFIED IN SECTION VII, ASSETS TRANSFERRED TO METLIFE WILL BE INVESTED IN THE BLACKROCK MONEY MARKET PORTFOLIO UNTIL METLIFE RECEIVES THE PARTICIPANT RECORDS TO BE PROCESSED.

                                        TRUSTEE ACCOUNT ALLOCATION (REQUIRED)
 FUNDING OPTION NAME/CODE                         (MUST TOTAL 100%)
 -------------------------------------  -------------------------------------

                                                                            %
 -------------------------------------  -------------------------------------

                                                                            %
 -------------------------------------  -------------------------------------

                                                                            %
 -------------------------------------  -------------------------------------

                                                                            %
 -------------------------------------  -------------------------------------

                                                                            %
 -------------------------------------  -------------------------------------

                                                                            %
 -------------------------------------  -------------------------------------

SECTION V--PLAN COMPLIANCE INFORMATION

Third Party Administrator

--------------------------------------------------------------------------------
 TPA Contact Name

 -----------------------------------------------------------------------------

 TPA Address

 -----------------------------------------------------------------------------

 TPA Phone Number                       TPA Fax Number

 -------------------------------------  -------------------------------------

 External Trustee (if applicable)

 -----------------------------------------------------------------------------

 External Trustee Contact Name

 -----------------------------------------------------------------------------

 External Trustee Address

 -----------------------------------------------------------------------------

 Trustee Phone Number                   Trustee Fax Number

 -------------------------------------  -------------------------------------

SECTION VI--EXISTING PLAN ASSET INFORMATION

WILL THIS CONTRACT REPLACE ANY EXISTING ANNUITY CONTRACT(S)? [ ] Yes [ ] No (If yes, complete information below.)

 Existing Company Name (Where are the
 Plan Assets?)

 -----------------------------------------------------------------------------

 Existing Company Address

 -----------------------------------------------------------------------------

 Existing Contract(s) & Number(s)

 -----------------------------------------------------------------------------

 Existing Company Contact Name          Phone Number

 -------------------------------------  -------------------------------------

 Existing TPA (if different than
   Section V)                           Phone Number

 -------------------------------------  -------------------------------------

 M-21158 (11/13)                 Page 3 of 5                               Fs

SECTION VII--ADDITIONAL INFORMATION

Please provide any additional information or unique processes specific to this plan:

NOTICES OF INSURANCE FRAUD

The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ARKANSAS, LOUISIANA, RHODE ISLAND, WEST VIRGINIA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in prison.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

MARYLAND: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

 M-21158 (11/13)                 Page 4 of 5                               Fs

ACKNOWLEDGEMENTS AND SIGNATURES REQUIRED

ACKNOWLEDGMENTS: I UNDERSTAND THAT THE CONTRACT WILL TAKE EFFECT WHEN THE FIRST PREMIUM PAYMENT IS RECEIVED, AND THE DATA SHEET IS APPROVED IN THE COMPANY'S HOME OFFICE. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND THERE ARE NO GUARANTEES AS TO A FIXED DOLLAR AMOUNT. No agent is authorized to make changes to the contract or data sheet. I understand that the Company may amend this contract to comply with changes in the Internal Revenue Code and related Regulations. I understand that the Company will provide the Third Party Administrator for this plan with information that the Company maintains for use in preparing IRS Form 5500 and related schedules. I acknowledge receipt of current prospectuses for Gold Track Select Variable Annuity, the underlying portfolios and the Registered Fixed Account Option.

SIGNATURES REQUIRED

-----------------------------------------------------
Trustee or Plan Administrator Name(s) (please print)
-----------------------------------------------------                      ---------------
Trustee or Plan Administrator Signature(s)                                 Date

I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such presentations and signatures are accurate and valid to the best of my knowledge and belief.

In each case where MetLife is sponsored or endorsed by an association (or pays such association for marketing/communications support or for participating in association events), and I am enrolling or selling to an employee of such association (or to an employee whose employer is a member of such association), I have provided the employee with the approved Member Access and Communications Disclosure form specific for such case.

WILL THE CONTRACT APPLIED FOR REPLACE ANY EXISTING ANNUITY CONTRACT OR LIFE INSURANCE POLICY? [ ] Yes [ ] No

----------------------------------------- ---------------------- -------------  --------------
Agent/Representative Name (PLEASE PRINT)  Social Security Number Telephone #    Fax #
----------------------------------------- ---------------------- -------------
Agent/Representative Signature            Date                   License Number
----------------------------------------- ---------------------- -------------  --------------
Agent/Representative Name (PLEASE PRINT)  Social Security Number Telephone #    Fax #
----------------------------------------- ---------------------- -------------
Agent/Representative Signature            Date                   License Number
----------------------------------------- ---------------------- -------------  --------------
Agent/Representative Name (PLEASE PRINT)  Social Security Number Telephone #    Fax #
----------------------------------------- ---------------------- -------------
Agent/Representative Signature            Date                   License Number
----------------------------------------- ---------------------- -------------  --------------
Agent/Representative Name (PLEASE PRINT)  Social Security Number Telephone #    Fax #
----------------------------------------- ---------------------- -------------
Agent/Representative Signature            Date                   License Number

FOR MLR USE ONLY (CIRCLE ONE): C/ E/ G/ H

 M-21158 (11/13)                 Page 5 of 5                               Fs